Exhibit 10.8
INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this "Agreement"), dated as of February 11, 2021 is made by and between WORKHORSE GROUP INC., a Nevada corporation (the "Company”), and the signatory below, a director and/or officer of the Company (the "Indemnitee").

RECITALS

A.The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and because the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B.Based on their experience as business managers, the Board of Directors of the Company (the "Board'') has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company contractually to indemnify officers and directors and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company;

C. The corporate laws under the State of Nevada, under which the Company is organized (the "Law"), empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the Law is not exclusive; and

D.The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Definitions.

1.1Agent. For the purposes of this Agreement, "agent" of the Company means any person who is or was a director or officer of the Company, a subsidiary, affiliate, or parent (“Affiliate”) of the Company; or is or was serving at the request of, for the convenience of, or to represent the interest of the Company or an Affiliate of the Company as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or an Affiliate of the Company; or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Company, or was a director or officer of another enterprise or Affiliate of the Company at the request of, for the convenience of, or to represent the interests of such predecessor corporation. The term "enterprise" includes any employee benefit plan of the Company, its subsidiaries, affiliates and predecessor corporations.

Exhibit 10.8
1.2Expenses. For purposes of this Agreement, "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of a proceeding (of any kind, including civil, criminal, administrative, investigative, or regulatory) or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, the Law or otherwise.

1.3Proceeding. For the purposes of this Agreement, "proceeding" means any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative, regulatory or any other type whatsoever.

1.4Subsidiary. For purposes of this Agreement, "subsidiary" means any corporation, company, partnership, trust, or other entity for transacting business in which the Company or one or more of its Affiliates has an ownership stake.

2.Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, faithfully and to the best of his ability, so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the charter documents of the Company or any subsidiary of the Company; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that the Indemnitee may have assumed apart from this Agreement), and the Company or any Affiliate shall have no obligation under this Agreement to continue to indemnify the Indemnitee for any actions taken or not taken by him or her after the date of resignation or termination of such position. For the avoidance of doubt, the Company’s obligations under this Agreement shall survive any termination of the Inedmnitee’s relationship with the Company or any Affiliate.

3.Survivability. The rights of indemnification and to receive advancement of expenses as provided by this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer of the Company for any reason and shall inure to the benefit of Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

4.Directors' and Officers' Insurance. For the duration of Indemnitee's service as a director or of the Company and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding, the Company shall maintain policies of directors' and officers' liability insurance providing coverage for directors and officers of the Company ("D&O Insurance"), Indemnitee shall be covered by such D&O Insurance, in accordance with their terms, to the maximum extent of the coverage available for any other director or officer of the Company. Upon request of Indemnitee, the Company shall provide Indemnitee with a copy of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials and shall provide Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the two immediately preceding sentences, no discontinuation or significant reduction in the scope or amount of coverage from one policy period to the next shall be effective without the prior approval thereof by a majority vote of the Board of Directors. In all policies of D&O Insurance obtained by the Company, Indemnitee shall be covered as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors and officers most favorably insured by such policy. On request,

Exhibit 10.8
the Company shall provide itself or cause its broker to provide a copy of the policy or policies to the Indemnitee.

5.Mandatory Indemnification. Subject to Section 10 below, the Company shall indemnify the Indemnitee to the fullest extent required under this Agreement and as permitted by the laws of the State of Nevada as such laws may be from time to time amended:

5.1 Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he is or was an agent of the Company or its Affiliates, or by reason of anything done or not done by him in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding. Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such claim, unless it is a claim or action to enforce Indemnitee’s rights under this Agreement; and

5.2Derivative Actions. The Indemnitee shall be entitled to all the benefits of this Agreement if he is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an agent of the Company or an Affiliate, or by reason of anything done or not done by him in any such capacity (the rights of indemnification shall inure to the benefit of Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees), including expense advancements to pay legal and expert fees and any amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding; except that no indemnification under this subsection shall be made in respect of any claim as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his duty to the Company, unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper; and

5.3No Double Recovery From Insurance. To the extent D&O Insurance proceed that are actually paid out cover any amounts that the Company owes to the Indemnitee under this Agreement, then Indemnitee shall pay back to the Company any expense advances or indemnification amounts already paid.

6.Partial Indemnification and Contribution.

6.1Partial Indemnification or Expense Advancement. If the Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Company for some or a portion of any expenses or liabilities of any type whatsoever incurred by him or her in connection with any Proceeding but is not entitled, however, to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification. The burden to establish that the Indemnitee is entitled to less than 100% of all expenses and indemnification payments shall be on the Company, which shall advance fees to the Indemnitees in the event that such an apportionment dispute were to arise.

Exhibit 10.8
6.2Contribution. If the Indemnitee is not entitled to the indemnification provided in Section 4 for any reason other than the statutory limitations set forth in the law, then in respect of any threatened, pending or completed proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is equitable as determined by a court of competent jurisdiction. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee. Any release must be previously agreed to by in writing by the Indemnitee. To the fullest extent permissible under applicable law, the Company hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company.

7.Mandatory Advancement of Expenses.

7.1Advancement. Subject to Section 10 below, the Company shall advance all expenses incurred by the Indemnitee in connection with any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company or any Affiliate or by reason of anything done or not done by him in any such capacity. The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, a court may hold in a final, non-appealable judgment that the Indemnitee is not entitled to payment under the provisions of this Agreement. The advances to be made hereunder shall be paid by the Company to the Indemnitee within 10 days following delivery of a written request therefor by the Indemnitee to the Company.

7.2Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason that Indemnitee is or was a director and/or officer of the Company or was serving at the request of the Company as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, a witness, or is made (or asked to) respond to discovery requests, in any proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith, and the Company shall pay such indemnification within 10 days following delivery of a written request therefor by the Indemnitee to the Company.

8.Notice and Other Indemnification Procedures.

8.1Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification or expense advancement with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

8.2The Company shall give prompt notice of the commencement of such proceeding to the D&O Insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable because of such proceeding in accordance with the terms of such D&O Insurance policies. For the avoidance of doubt, the Company shall pay to the Indemnitee all sums due under this Agreement regardless of any delay or coverage dispute with the D&O Insurers.

Exhibit 10.8
8.3The Company shall be entitled to participate in the defense of any claim against the Indemnitee or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel with respect to any particular claim against Indemnitee) at the Company's expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending claim effected without the Company's prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending claim that Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of such claim against the Indemnitee. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

9.Determination of Right to Indemnification.

9.1In the event the Company and Indemnitee have a dispute about interpreting this Agreement, a forum listed in Section 9.2 shall determine below if the Indemnitee is entitled to such indemnification. The forum listed in Section 9.2 determining whether the Indemnitee is entitled to indemnification shall presume that Indemnitee is entitled to indemnification under this Agreement. The Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Agreement.

(a)    Under no circumstances shall the Company be allowed to challenge the Advancement of Expenses.

(b)    The Company shall advance expenses for any dispute under Section 9.1.

(c)    Neither the failure of the Company (including its board of directors or independent legal counsel) to have made a determination prior to the commencement of such action that Indemnitee is not entitled to indemnification under this Agreement, nor an actual determination by the Company (including its board of directors or independent legal counsel) that Indemnitee is not entitled to indemnification under this Agreement, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement.

9.2The Indemnitee shall be entitled to select the forum in which the validity of the Company's claim under Section 9.1 hereof that the Indemnitee is not entitled to indemnification will be heard from among the following, except that the Indemnitee can select a forum consisting of the stockholders of the Company only with the approval of the Company:

(a)A quorum of the Board consisting of directors who are not parties to the proceeding for which indemnification is being sought;

(b)The stockholders of the Company;

Exhibit 10.8

(c)Legal counsel mutually agreed upon by the Indemnitee and the Board, which counsel shall make such determination in a written opinion;

(d)A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected; or
(e)The applicable state court of the State of Nevada.

9.3As soon as practicable, and in no event later than 30 days after the forum has been selected pursuant to Section 9.2 above, the Company shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification.

9.4If the forum selected in accordance with Section 9.2 hereof is not a court, then after the final decision of such forum is rendered, the Company or the Indemnitee shall have the right to apply to the state court of the State of Nevada, for the purpose of appealing the decision of such forum, provided that such right is executed within 60 days after the final decision of such forum is rendered. If the forum selected in accordance with Section 9.2 hereof is a court, then the rights of the Company or the Indemnitee to appeal any decision of such court shall be governed by the applicable laws and rules governing appeals of the decision of such court.

9.5Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify and advance expenses to the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 9 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement. No dispute under Section 9 shall hold up the Company’s prompt payment of any indemnification obligation under this Agreement, subject to the Indemnitee reimbursing the Company in the event that it prevails (pursuant to a final non-appealable judgment) in its interpretation of the Agreement.

10.Exceptions.    Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

10.1Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the charter documents of the Company or any subsidiary or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

10.2Unauthorized Settlements. To indemnify the Indemnitee hereunder for any amounts paid in settlement of a Proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld, provided that the Company shall not unreasonably or in bad faith withhold consent and shall always keep the Indemnitee’s best interest in mind in settling any Proceeding; or

10.3Securities Law Actions. To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or

Exhibit 10.8
sale by the Indemnitee of securities of the Company pursuant to the provisions of Section l 6(b) of the Securities Exchange Act of 1934 and amendments thereto; or

10.4Non-Exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements or otherwise, both as to action in the Indemnitee's official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

11.General Provisions.

11.1Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein. Any ambiguity shall be construed in the Indemnitee's favor. The agreement shall be read so as to maximize all appropriate indemnifications and expense advancements to the Indemnitee.

11.2Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 11.1 hereof.

11.3Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

11.4Subrogation. In the event of full payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

11.5Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.

11.6Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

11.7Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given: (a) if delivered by hand and signed for by the party addressee; or (b) if mailed by certified or registered mail, with postage prepaid, on the

Exhibit 10.8
third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

11.8Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Nevada, without giving effect to that body of laws pertaining to conflict of laws.

11.9Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Nevada for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement.

11.10Attorneys' Fees. In the event Indemnitee is required to bring any action to enforce rights under this Agreement (including, without limitation, the expenses of any Proceeding described in Section 1.3) the Indemnitee shall be entitled to all reasonable fees and expenses in bringing and pursuing such action.

Exhibit 10.8
IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement effective as of the date first written above.

Date:

THE COMPANY:

BY: ___________________
Name: Duane Hughes
Title: CEO

Date:

THE INDEMNITEE:

_______________________